Exhibit 99.1

HSBC BANK PLC – CARD PROCESSING DIVISION

CARVE-OUT FINANCIAL STATEMENTS

FOR THE YEAR ENDED 31 DECEMBER 2007

HSBC BANK PLC - CARD PROCESSING DIVISION

CONTENTS

Page
Independent Auditor’s Report	2
Income statement for the year ended 31 December 2007	3
Balance sheet at 31 December 2007	4
Cash flow statement for the year ended 31 December 2007	5
Notes to the carve-out financial statements	6-18

HSBC BANK PLC - CARD PROCESSING DIVISION

Independent Auditor’s Report

To the Directors of HSBC Bank Plc

We have audited the accompanying balance sheet of the Division (as defined in Note 1 thereto), as of 31 December 2007, and the related statement of income, and cash flow statement for the year then ended. These carve-out financial statements are the responsibility of the Division’s management. Our responsibility is to express an opinion thereon, based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. An audit includes consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Division’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the carve-out financial statements, assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall carve-out financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

IAS 1 requires that comparative information shall be disclosed in respect of the previous period for all amounts reported in financial statements, except when a Standard or Interpretation permits or requires otherwise. These carve-out financial statements have been prepared solely at the request of the Directors of HSBC Bank Plc to meet their requirements. Consequently, no comparative financial information is presented.

In our opinion, except for the omission of comparative financial information as discussed in the preceding paragraph, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Division as of 31 December 2007 and the results of its operations and cash flows for the year then ended in conformity with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board.

/s/ KPMG Audit Plc
London, England
27 June 2008

HSBC BANK PLC - CARD PROCESSING DIVISION

Income statement for the year ended 31 December 2007

	Notes	2007 £m
Commission income		284.4
Commission expense		(208.6)

Net commission income		75.8

Other operating income	4	25.6
Net operating income		101.4

Employee compensation and benefits	6,7	(18.5)
General and administrative expenses		(28.3)
Depreciation of property, plant and equipment	9	(6.8)
Amortisation of intangible assets	10	(0.6)

Total operating expenses		(54.2)

Operating profit	5	47.2

Profit before tax		47.2
Tax expense	8	(14.1)

Profit for the year		33.1

No separate Statement of Recognised Income and Expenses has been prepared as the profit for the year would have been the only component of this statement.

HSBC BANK PLC - CARD PROCESSING DIVISION

Balance sheet at 31 December 2007

	Notes	2007 £m
Non-current assets
Property, plant and equipment	9	13.3
Intangible assets	10	1.1
		14.4

Current assets
Inventories		0.1
Prepayments and accrued income	11	24.5

		24.6

Total assets		39.0

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	12	0.7
Accruals and deferred income	13	1.8
Current tax		15.3

		17.8

Non-current liabilities
Share-based payment liabilities	7	0.1
Deferred tax liabilities	8	0.3

		0.4

Total liabilities		18.2

Net assets		20.8

Equity
HSBC Bank plc’s equity in the Division	14	20.8

Total liabilities and equity		39.0

Director of HSBC Bank plc

Senior Manager, Card Processing

27June 2008

HSBC BANK PLC - CARD PROCESSING DIVISION

Cash flow statement for the year ended 31 December 2007

	Notes	2007 £m
Cash flows from operating activities
Profit before tax		47.2
Adjustments for:
– non-cash items included in profit before tax	15	8.4
– change in operating assets	15	0.7
– change in operating liabilities	15	(0.2)
– tax paid		(14.9)

Net cash from operating activities		41.2

Cash flows used in investing activities
Purchase of property, plant and equipment		(0.4)

Net cash used in investing activities		(0.4)

Cash flows used in financing activities
Net distributions to HSBC Bank plc		(40.8)

Net cash used in financing activities		(40.8)

Net increase in cash and cash equivalents		0.0
Cash and cash equivalents at 1 January		0.0

Cash and cash equivalents at 31 December	15	0.0

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

1	Purpose and basis of preparation

The carve-out financial statements for the year ended 31 December 2007 represent the business operations identified as the card processing division of HSBC Bank plc (‘the Division’). The Division is not a legal entity in its own right. It is an integral part of HSBC Bank plc, a company domiciled in England and Wales and incorporated in England and Wales. HSBC Bank plc (‘the Bank’) is wholly-owned by HSBC Holdings plc, which is incorporated and registered in England and Wales. As this is a division, there is neither separate share capital nor retained earnings in the Division’s accounts. HSBC Bank plc’s equity in the Division represents the funding provided to the Division to carry out its activities.

The carve-out financial statements present the Division’s financial position, results of operations and cash flows as derived from the Bank’s historical financial statements. However, while the Income statement, Balance sheet and Cash flow statement of the Bank are presented in a banking format, the carve-out financial statements of the Division are presented in a non-banking format as the Directors consider this is more appropriate for the nature of its business.

The primary activity of the Division is merchant acquiring, which is the electronic transaction processing of point-of-sale payments on debit and credit cards issued by HSBC and third party banks. This activity is based in the United Kingdom and comprises a single industry and geographical segment under International Accounting Standard (‘IAS’) 14 ‘Segment Reporting’.

The carve-out financial statements for the year ended 31 December 2007 have been prepared solely at the request of the Directors of the Bank for the Bank’s own purposes. As a result, comparative information in respect of the previous period has not been provided.

Except for the provision of comparative financial information, which is required under International Accounting Standard (‘IAS’) 1 ‘Presentation of Financial Statements’ the Division has prepared its carve-out financial statements in accordance with International Financial Reporting Standards (‘IFRSs’) as endorsed by the European Union (‘EU’). EU-endorsed IFRSs may differ from IFRSs as published by the International Accounting Standards Board (‘IASB’) if, at any point in time, new or amended IFRSs have not been endorsed by the EU. At 31 December 2007, there were no unendorsed standards effective for the year ended 31 December 2007 affecting these carve-out financial statements, and there was no difference between IFRSs endorsed by the EU and IFRSs issued by the IASB in terms of their application to the Division. Accordingly, these carve-out financial statements for the year ended 31 December 2007 are prepared in accordance with IFRSs as issued by the IASB.

IFRSs comprise accounting standards issued by the IASB and its predecessor body as well as interpretations issued by the International Financial Reporting Interpretations Committee (‘IFRIC’) and its predecessor body. The Bank first adopted IFRS in its financial statements for the year ended 31 December 2005, which pre-dates the preparation of these carve-out financial statements. The Division has therefore adopted IFRS and complied with IFRS 1 ‘First-time Adoption of International Financial Reporting Standards’ by analogy since 1 January 2005. Since no UK GAAP financial statements have ever been prepared by the Division, no reconciliation from previous GAAP has been disclosed. These carve-out financial statements comprise the IFRS amounts that have been included in the financial statements of the Bank.

IFRS 8 ‘Operating segments’ and IFRIC 11 ‘Group and Treasury Share Transactions’ have been issued by the IASB and endorsed by the EU. IFRS 8 was issued on 30 November 2006 and is effective for periods commencing on or after 1 January 2009. This standard will have no impact on the Division when adopted with effect from 1 January 2009. IFRIC 11 was issued on 2 November 2006 and is effective for periods commencing on or after 1 March 2007. This interpretation will have no impact on the Division when adopted with effect from 1 January 2008.

At 31 December 2007, for the purposes of the carve-out financial statements, the Division had adopted all IFRSs and Interpretations that had been issued by the IASB and IFRIC, and endorsed by the EU. Except as stated above, there are currently no IFRSs or interpretations that have been issued by the IASB and endorsed by the EU which become effective after 31 December 2007 that have not already been adopted by the Division.

Allocated direct costs, such as information technology and human resources costs, are included in the carve-out financial statements and have been allocated using a methodology that management believes appropriately reflects the usage by the Division (see note 3 below).

The carve-out financial statements are presented in sterling, which is the Division’s functional currency.

The carve-out financial statements are rounded to the nearest hundred thousand (expressed as millions to one decimal place—£m), except where otherwise indicated.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

2	Summary of significant accounting policies

(a)	Net commission income

Commission income from merchants and card schemes is recognised as revenue as the services are provided, as is other fee income.

Commission expenses payable to card schemes, and other fee expenses, are recognised as the services are received, as are other fee expenses.

Net operating income comprises

2007 £m
Other operating income	25.6
Commission income	284.4
Commission expense – interchange	(195.3)

114.7
Commission expense – assessment fees and other fees	(13.3)

Net operating income	101.4

(b)	Other operating income

Other operating income, which principally includes income from cancellable operating leases, is recognised as the service is provided.

(c)	Property, plant and equipment

Equipment, fixtures and fittings (including equipment on operating leases where the Division is the lessor) are stated at cost less any impairment losses and depreciation calculated on a straight-line basis to write off the assets over their useful lives, which run to a maximum of five years.

Property, plant and equipment is subject to an impairment review if there are events or changes in circumstances which indicate that the carrying amount may not be recoverable.

(d)	Intangible assets

Intangible assets comprise computer software. Intangible assets are subject to impairment review if there are events or changes in circumstances that indicate that the carrying amount may not be recoverable.

Intangible assets have a finite useful life and are stated at cost less amortisation and accumulated impairment losses and are amortised on a straight-line basis over their estimated useful lives. Estimated useful life is the lower of legal duration and expected economic life.

Intangible assets are amortised over their finite useful lives as follows:

Purchased software	5 years

(e)	Inventories

Inventories comprise supplies to be consumed in the rendering of services. They are measured at the lower of cost and net realisable value.

(f)	Prepayments and accrued income

Accrued income is measured at amortised cost using the effective interest rate method. The effective interest rate is the rate that exactly discounts estimated future cash flows to the net carrying amounts. Given the short term nature of these amounts, amortised cost is not materially different from the carrying value.

(g)	Income tax

Income tax comprises current tax and deferred tax, computed as though the Division were responsible for a tax return separate from the rest of the Bank.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

Current tax is the tax expected to be payable on the taxable profit for the year, calculated using tax rates enacted or substantively enacted by the balance sheet date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognised on temporary differences between the carrying amounts of assets and liabilities in the balance sheet and the amounts attributed to such assets and liabilities for tax purposes. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent it is probable that future taxable profits will be available against which deductible temporary differences can be utilised.

Deferred tax is calculated using the tax rates expected to apply in the periods in which the assets will be realised or the liabilities settled based on tax rates and laws enacted, or substantively enacted by the balance sheet date. Deferred tax assets and liabilities are offset when a legal right to set off exists.

(h)	Operating leases

When acting as lessor the Division includes the assets subject to operating leases in ‘Property, plant and equipment’ and accounts for them accordingly. Impairment losses are recognised to the extent that residual values are not fully recoverable and the carrying value of the equipment is thereby impaired.

(i)	Pension and other post-employment benefits

While the Division participates in defined benefit plans operated by the Bank, there is no stated policy for charging the net defined benefit cost for the plan as a whole to individual businesses, including the Division. The net defined benefit cost is therefore recognised in the financial statements of the Bank, which is legally the sponsoring employer for the plan. The Division recognises a cost equal to its contribution payable for the period.

(j)	Equity compensation plans

Shares in HSBC Holdings plc awarded to an employee on joining the group that are made available immediately, with no vesting period attached to the award, are expensed immediately. When an inducement is awarded to an employee on commencement of employment with the group, and the employee must complete a specified period of service before the inducement vests, the expense is spread over the period to vesting.

Share options granted by HSBC Holdings plc to group employees are accounted for as equity-settled share-based payment transactions. The expense is recognised in the income statement over the vesting period and is determined by reference to the fair value of the options on grant date, and the effect of any non-market vesting conditions such as option lapses. An option may lapse if, for example, an employee ceases to be employed by the group before the end of the vesting period. Estimates of future such employee departures are taken into account when accruing the cost during the service period. The fair value of these awards is credited to equity over the vesting period and the awards are satisfied by HSBC Holdings plc transferring shares to the employees.

Share awards granted to employees of the group by group entities are accounted for as cash-settled share-based payment transactions and are expensed to the income statement over the vesting period at fair value. A liability for the fair value of the share awards is recognised on-balance sheet and this liability is remeasured at each reporting date over the vesting period and on the date of settlement. The employing entity has an obligation to transfer HSBC Holdings plc shares to the employee if the vesting conditions of the award are satisfied.

If awards of shares and options lapse during the vesting period due to an employee leaving employment with the group, the charge to date is reversed to the income statement. If an award lapses due to an employee leaving a plan but not employment with the group, this is accounted for as an acceleration of vesting with full immediate recognition of the outstanding charge in the income statement. No accounting entries are made if awards of share options lapse after they have fully vested.

(k)	Foreign currencies

Transactions in foreign currencies are recorded in the functional currency at the rate of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the rate of exchange ruling at the balance sheet date. Any resulting exchange differences are included in the income statement. Non-monetary assets and liabilities that are measured at historical cost in a foreign currency are translated into the functional currency using the rate of exchange at the date of the initial transaction. Non-monetary assets and liabilities measured at fair value in a foreign currency are translated into the functional currency using the rate of exchange at the date the fair value was determined. Any exchange component of a gain or loss on a non-monetary item is recognised in equity if the gain or loss on the non-monetary item is recognised directly in equity. Any exchange component of a gain or loss on a non-monetary item is recognised directly in the income statement if the gain or loss on the non-monetary item is recognised in the income statement.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

(l)	HSBC Bank plc’s equity in the Division

The Bank’s investment in the Division is classified as equity as there is no contractual obligation to transfer cash or other financial assets.

(m)	Cash and cash equivalents

The Division is funded by the Bank and therefore does not maintain separate bank accounts.

3	Use of assumptions and estimates

Management has assessed the development, selection and disclosure of the Division’s critical accounting policies and estimates and the application of these policies and estimates.

The income statement includes costs relating to the Division allocated through a methodology which management believes appropriately reflects the usage by the Division.

Wages and salaries, including share-based payments, are allocated on the basis of the actual cost for the staff who work within the Division.

Pension costs are allocated based on standard contribution rates used by the Bank, with average rates allocated to the headcount of the Division.

Information technology costs are allocated based on amounts invoiced by the Bank for operating hardware and software specifically for this Division.

4	Other operating income

Other operating income is primarily rental income from terminals leased to merchants under operating leases and also includes tally roll income, cash advance fees, minimum activity fees and signing-on fees.

5	Operating profit

Operating profit for the year is stated after charging /(crediting) the following items:

2007 £m
Net foreign exchange losses/(gains)	—
Depreciation of property, plant and equipment	6.8
Losses on disposal of property, plant and equipment	1.0
Amortisation of intangible assets	0.6

6	Employee compensation and benefits

Amounts recharged to the Division in respect of services provided by employees of the Bank and included in the income statement are:

2007 £m
Wages and salaries	15.4
Social security costs	1.2
Defined benefit pension plan	1.5
Defined contribution plan	0.4

18.5

7	Share-based payments

During 2007, £0.2 million was charged to the income statement of the Division in respect of equity-settled share-based payment transactions and in respect of cash-settled share-based payment transactions. The equity-settled share-based payment expense was based on the fair value of the transactions at the grant date. The cash-settled share-based payment expense was based on the fair value of the transactions at the date of settlement or at the year end. All of the expense arose under employee share awards made within the HSBC Holdings plc group’s reward structures. The carrying amount of the share-based payment liability at the balance sheet date was £0.1 million.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

Calculation of fair values

Fair values of equity instruments at date of grant are calculated using a binomial lattice model methodology that is based on the underlying assumptions of the Black-Scholes model. When modelling options/share awards with vesting dependent on the Group’s Total Shareholder Return over a period, these performance targets are incorporated into the model using Monte-Carlo simulation. The expected life of options depends on the behaviour of option holders, which is incorporated into the option model consistent with historic observable data. The fair values calculated are inherently subjective and uncertain due to the assumptions made and the limitations of the model used.

The significant weighted average assumptions used to estimate the fair value of the options granted in 2007 were as follows:

	1-year Savings- Related Share Option Schemes	3-year Savings- Related Share Option Schemes	5-year Savings- Related Share Option Schemes	The HSBC Share Plan
Risk-free interest rate[1] (%)	5.6	5.5	5.4	—
Expected life[2] (years)	1.0	3.0	5.0	—
Expected volatility[3] (%)	17.0	17.0	17.0	—

1	The risk-free rate was determined from the UK gilts yield curve for Group Share Option Plan awards and UK Savings-Related Share Option Schemes. A similar yield curve was used for the Overseas Savings-Related Share Option Schemes.
2	Expected life is not a single input parameter but a function of various behavioural assumptions.
3	Expected volatility is estimated by considering both historic average share price volatility and implied volatility derived from traded options over HSBC shares of similar maturity to those of the employee options.

Expected dividends have been incorporated into the valuation model for options and shares, where applicable. Expected dividend growth was determined, denominated in US Dollars, to be 10 per cent for the first 3 years and 8 per cent thereafter, consistent with consensus analyst forecasts.

The average share price for 2007 was £9.03. The high mid-market price for the year was £9.72 and the low mid-market price was £7.84.

HSBC Share Plan

The HSBC Share Plan was adopted by the Group in 2005. This plan comprises Performance share awards, Restricted share awards and Achievement share awards. The aim of the HSBC Share Plan is to align the interests of executives to the creation of shareholder value and recognise individual performance and potential. Awards are also made under this plan for recruitment and retention purposes.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

Restricted Share awards

Restricted Share awards are made to eligible employees for recruitment and retention purposes or as part of deferral of annual bonus. The awards vest between one and three years from date of award.

2007 Number
Outstanding at 1 January	4,994
Additions during the year	4,512

Outstanding at 31 December	9,506

The weighted average fair value of shares awarded by the Group for Restricted Share Awards in 2007 was £8.42.

Savings-related share plans

The savings-related share option plans invite eligible employees to enter into savings contracts to save up to £250 per month, with the option to use the savings to acquire shares. The aim of the plan is to align the interests of all employees to the creation of shareholder value. The options are exercisable within six months following either the third or the fifth anniversary of the commencement of the savings contract depending on conditions set at grant. The exercise price is set at a 20 per cent discount to the market value at the date of grant.

	2007
	Number	Weighted average exercise price £
Outstanding at 1 January	346,063	6.46
Granted in the year	92,046	7.09
Exercised in the year	(21,538)	6.47
Transferred in the year	(9,447)	7.13
Expired in the year	(2,219)	7.58

Outstanding at 31 December	404,905	6.48

The weighted average fair value of options granted in the year as at the date of grant was £2.13.

Restricted Share Plan 2000

Restricted share awards made under the HSBC Holdings Restricted Share Plan 2000 (‘Achievement Shares’)

Restricted shares were awarded to eligible employees after taking into account the employee’s performance in the prior year, potential and retention requirements. Restricted shares are also awarded as part deferral of annual bonus or for recruitment purposes. Shares are awarded without corporate performance conditions and are generally released to employees between one and three years after the award was made, providing the employees have remained continuously employed by the Group for this period.

2007 Number
Outstanding at 1 January	4,246
Additions during the year	203

Outstanding at 31 December	4,449

The weighted average remaining vesting period as at 31 December 2007 was 0.25 years.

Group Share Option Plan

The Group Share Option Plan was a long-term incentive plan available to certain Group employees between 2000 and 2005. The aim of the plan was to align the interests of those higher performing employees to the creation of shareholder value.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

This was achieved by setting certain Total Shareholder Return targets which must normally be attained in order for the awards to vest. Options were granted at market value and are normally exercisable between the third and tenth anniversaries of the date of grant, subject to vesting conditions.

	2007
	Number	Weighted average exercise price
		£
Outstanding at 1 January	122,500	7.82
Exercised in the year	(6,300)	6.91
Expired in the year	(650)	8.28

Outstanding at 31 December	115,550	8.00

No share options were awarded by the Group for the Group Share Option Plan in 2007.

Detailed below are the share-based payments awards made before the date of application of IFRS 2 on 7 November 2002 and which are therefore not accounted for within the balance sheet or income statement.

The Group Share Option Plan

	2007
	Number	Weighted average exercise price
		£
Outstanding at 1 January	69,429	8.57
Exercised in the year	(900)	8.41

Outstanding at 31 December	68,529	8.57

Savings Related Share Option Plan

	2007
	Number	Weighted average exercise price
		£
Outstanding at 1 January	38,184	6.33
Exercised in the year	(37,243)	6.32

Outstanding at 31 December	941	6.32

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

8	Tax expense

2007 £m

Current taxation
United Kingdom corporation tax charge – current year	15.3

15.3

Deferred taxation
Origination and reversal of temporary differences	(1.2)

Tax expense	14.1

The Division provided for UK corporation tax at 30%.

The 2007 Finance Act reduction in the UK corporation tax rate from 30% to 28% has resulted in a one-off remeasurement of deferred tax assets and liabilities. This has given rise to a credit to the Division’s tax charge of £26,000.

No element of the Bank’s deferred tax relating to actuarial gains and losses on post-employment benefits is recognised. (See Note 2 (i)).

Tax reconciliation

	2007
	Amount	Rate	Tax effect
	£m		£m
Profit before tax	47.2	30%	14.2
Excess of depreciation over capital allowances	2.7	30%	0.8
Loss on disposal of fixed assets	1.0	30%	0.3

Current tax charge for the year			15.3

Deferred taxation liability

2007 £m

Temporary differences:
– accelerated capital allowances	0.3

0.3

Movements in deferred taxation liability during the year

2007 £m

Movements during the year:
At 1 January	1.5
Charge/(credit) to income statement	(1.2)

At 31 December	0.3

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

9	Property, plant and equipment

	Equipment, fixtures and fittings	Equipment on operating leases	Total
	£m	£m	£m
Cost or fair value
At 1 January 2007	0.3	47.3	47.6
Additions at cost	0.0	0.4	0.4
Disposals	0.0	(8.1)	(8.1)

At 31 December 2007	0.3	39.6	39.9

Accumulated depreciation
At 1 January 2007	0.1	26.8	26.9
Depreciation charge for the year	0.1	6.7	6.8
Disposals	0.0	(7.1)	(7.1)

At 31 December 2007	0.2	26.4	26.6

Net book value at 31 December 2007	0.1	13.2	13.3

10 Intangible assets

Intangible assets comprise computer software. The carrying amounts of these assets at 31 December 2007 was as follows:

£m
Cost
At 1 January and 31 December	2.4

Accumulated amortisation
At 1 January	0.7
Amortisation charged in the year	0.6

At 31 December	1.3

Net book value at 31 December	1.1

11	Prepayments and accrued income

2007 £m

Accrued commission income	24.5

24.5

12	Trade and other payables

2007 £m

Tax and social security	0.7

0.7

13	Accruals and deferred income

2007 £m

Accruals	1.8

1.8

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

14	HSBC Bank plc’s Equity in the Division

2007 £m

At 1 January	28.5
Profit for the year attributable to the equity holder	33.1
Net distributions to HSBC Bank plc	(40.8)

At 31 December	20.8

No element of the Bank’s actuarial gains and losses on post-employment benefits is recognised.

15	Notes on the cash flow statement

Non-cash items included in profit before tax

2007 £m

Depreciation and amortisation	7.4
Loss on disposal of assets	1.0

8.4

Change in operating assets

2007 £m

Change in prepayments and accrued income	0.7

0.7

Change in operating liabilities

2007 £m

Change in accruals and deferred income	(0.1)
Change in trade and other payables	(0.1)

(0.2)

16	Risk management

The Division’s activities involve analysis, evaluation, acceptance and management of some degree of risk or combination of risks.

The most important types of risk arising are credit risk, liquidity risk and market risk. Market risk comprises primarily foreign exchange risk.

The management of these risks in relation to the merchant acquiring business is discussed below.

Credit risk management

Credit risk is the risk of financial loss if a customer or counterparty fails to meet an obligation under a contract. With specific regard to merchant acquiring, it arises primarily from the risk of chargebacks. The Division has standards, policies and procedures dedicated to monitoring and managing risk, within the Group framework of HSBC Holdings plc.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

The maximum exposure to credit risk on financial assets at 31 December 2007 was

£m
Financial assets at amortised cost - Accrued commission income	24.5

The Division’s credit risk is managed using the following methodology:

Task	Purpose
Identify	Investigate and understand the merchant’s business, products and terms of trade.

Assess	Calculate the card acquiring chargeback risk based upon the identified risks.

Address	Balance risk and reward, structure the facility and reach a credit decision.

The risk calculation is driven by the assessment of the proportion of the merchant’s annual card turnover that relates to specific factors such as prepayments, continuing services and Cardholder Not Present transactions.

The credit and risk department within the merchant acquiring business works in conjunction with and alongside the Group’s credit and risk function to assess, address and manage merchant-related risk and monitor exposure as part of the Group’s wider customer portfolio risk management.

Market risk management

The Division’s balance sheet at 31 December 2007 primarily comprises assets and liabilities denominated in Sterling and the Division is not exposed significantly to currency risk.

The Division is not exposed to interest rate risk. Disclosure of risk borne by the Bank is included within the Bank’s 2007 statutory accounts.

Liquidity risk management

The Division is not exposed to liquidity risk. Disclosure of risk borne by the Bank is included within the Bank’s 2007 statutory accounts.

The contractual undiscounted cash flows of financial liabilities at 31 December 2007 were:

Payable within 3 months or less but not on demand £m

Financial liabilities at amortised cost - Accruals	1.8

17	Operating leases

At 31 December 2007, the Division had operating lease arrangements as lessor with lessee merchants for card payment terminals. None of these leases were non-cancellable.

18	Related party transactions

Key Management Personnel

The table below sets out transactions which fall to be disclosed under IAS 24 ‘Related Party Disclosures’ between the Bank and Key Management Personnel and their connected persons or controlled companies.

Key Management Personnel are defined as those persons having authority and responsibility for planning, directing and controlling the activities of the Bank and its parent and includes members of the Board of Directors of the Bank and HSBC Holdings plc and Group Managing Directors of HSBC Holdings plc.

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

Key Management Personnel for the Division are defined as being the same as those of the Bank.

	2007
	Number of persons	Highest balance during the year[1]	Balance at 31 December[1]
		£000	£000
Key Management Personnel and connected persons and companies controlled by them
Loans	110	379,869	271,991
Credit cards	47	635	267
Guarantees	17	14,811	13,224

1	The disclosure of the year-end balance and the highest balance during the year is considered the most meaningful information to represent transactions during the year.

All transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and security, as for comparable transactions with persons of a similar standing or, where applicable, with other employees. The transactions did not involve more than the normal risk of repayment or present other unfavourable features.

The amount of the compensation of Key Management Personnel that related to services rendered to the card processing Division amounted to less than £0.1 million.

Key Management Personnel shareholdings and options

Balance at 31 December 2007
Number of share options from equity participation plans held by Directors and other key management personnel (and their connected persons)	904,327
Number of shares held by Directors and other key management personnel (and their connected persons)	7,297,558

Divisional management

The Division’s management team are entirely internal to the Bank and are appointed by the Bank’s Key Management Personnel. They are responsible for submitting plans, and directing and controlling the achievement of such plans as approved by the Banks senior executives. The divisional management team do not have standalone authority and responsibility and are not capable of undertaking related party transactions.

The Division’s transactions with the rest of the Group

Transactions detailed below include amounts due to/from the rest of the Group and its subsidiaries.

On balance sheet

2007 Balance at the year end £m

Assets
Prepayments and accrued income	24.5
Liabilities
Accruals and deferred income	1.4

HSBC BANK PLC - CARD PROCESSING DIVISION

Notes to the carve-out financial statements

Off balance sheet settlement accounts

2007 Balance at the year end £m

Assets
Trade and other receivables	18.5
Cash and cash equivalents	37.1
Liabilities
Cash due to retailers	37.1
Trade and other payables	16.5

The above outstanding balances arose from the ordinary course of business and on substantially the same terms as for comparable transactions with third party counterparties.

During the year, the following expenses were paid by the Division to the Bank:

2007 £m

Cost of processing	7.3
Development of processing platform	3.3
Pension Contribution	1.9
Share-based payment	0.2

The above costs arose from the ordinary course of business and on substantially the same terms as for comparable transactions with third party counterparties.

19	Events after the balance sheet date

On 17 June 2008, the Group announced the establishment of a joint venture with Global Payments Inc. to build the Group’s point-of-sale card payments business. The new company, HSBC Merchant Services LLP, will be 51 per cent owned by Global Payments Inc. and 49 per cent owned by the Group and headquartered in Leicester, United Kingdom. Under the agreement, HSBC will transfer its existing UK card processing business to HSBC Merchant Services LLP.

On 27 June 2008, the Board of Directors of the Bank authorised these carve-out financial statements for issue.